                                                                   Exhibit 10.9

MEMORANDUM

To:      H. Ward Wolff
Re:      Job Offer
Date:    March 27, 1998



Title:                                  Chief Financial Officer.

Job Description:                        Responsible for all of the Company's worldwide financial, human resource, and internal support functions.  You will report directly to the CEO.
                                        These duties and responsibilities may be expanded or contracted from time-to-time at the discretion of the CEO.

Base Salary:                            $14,583.33 per month, paid monthly.
Start Date:                             April 20, 1998, or such other date as mutually agreed in writing by you and the CEO.
Health Benefits:                        Pangea provides health and dental benefits through Blue Cross of California and through Kaiser.  Employees may choose between an HMO plan and a
                                        Preferred Provider Organization (PPO).

                                        Pangea will pay 95% of the cost of the HMO plan for employees plus 70% of the cost of the
                                        HMO coverage for the employees' dependents. Additional costs for coverage under the PPO shall be borne by employee.

                                        Pangea will provide life insurance and long term disability coverage at no expense to the employee.

Paid Time Off:                          You will have three weeks paid time off during the first year of your employment, which shall accrue over the course of the year on a bi-weekly basis.
Contribution Plan:                      Pangea has established a 401(k) plan with Piper Jaffray.  No company matching funds are provided at this time.  However, the plan allows for discretionary end-of-the-year company contributions.

Stock Options:                          Subject to Board approval, you will be granted stock options to purchase
                                        300,000 shares of common stock of the company, which will vest monthly at the rate of 1/48 of the total grant per month over four years of continuous employment.  The options are designed to qualify as Incentive Stock Options under the U.S. Income Tax Code, thus the exercise price of the options will be based on the fair market value of the company at the time of grant
                                        (anticipated to be $0.55 per share upon your start date).

Change of Control:                      Upon the occurrence of a merger of the Company with or into any other entity or a sale or conveyance by the Company of all or substantially all of its assets to any other entity in a transaction in which the stockholders of the Company immediately before the transaction less than a majority of the outstanding voting securities of the surviving entity or its parent (a "Change in Control"), fifty percent (50%) of the unvested shares subject to the options held by you immediately prior to such Change in Control will vest and become exercisable as of the date of the Change in
                                        Control.

                                        In addition, upon the involuntary or constructive termination of your employment with the
                                        Company, or a successor entity, without cause either immediately prior to and in connection with, or within one year following a Change in Control, you will be entitled to:

                                               (a) severance pay equal to four (4) months annual base salary, to be paid in a lump sum amount or monthly over the relevant time period, at the discretion of the
                                               Company; and;

                                               (b) the immediate and accelerated vesting prior to such termination of 50% of the then unvested shares subject to your options.

Ownership of Intellectual Property,     Upon the initiation of employment with Pangea, you will sign an agreement
Confidentiality and Other Agreements:   specifying that, among other things, all intellectual property relating to your employment with Pangea will be owned by Pangea, that during any period while you are employed with Pangea, you will not work for, or in collaboration with, any competitors or potential competitors of Pangea, and that during the employment and following the termination of the employment, you will agree to ensure that the confidential information, trade secrets and intellectual property of Pangea will not be obtained by any third parties.


                                                                 2



Exclusive Service:                      You will devote your full time and effort exclusively to this employment (except as consented to in writing by the CEO of Pangea) and apply all your skill and experience to the performance of your duties and advancing the Comppany's interests.



All employment at Pangea is "at will", which means that either you (the employee) or Pangea may terminate the employment relationship at any time for any reason or no reason.

This letter constitutes the complete agreement concerning your employment with Pangea Systems Inc., and supersedes all prior written or oral statement which may have been made to you. Any statements made by a representative of Pangea which contradict this offer letter are not authorized or binding unless accompanied by a written confirmation from the CEO of Pangea. This offer will expire thirty (30) days after the date of this memorandum indicated in the heading above.

This offer is contingent upon Pangea's satisfactory completion of reference checking by April 1, 1998.

I have read the above agreement and acknowledge that it represents the terms of employment offered to my by Pangea Systems.

PANGEA SYSTEMS, INC.                              EMPLOYEE

By:/s/ JAMES AUFDEMBERGE                          By:/s/ H. WARD WOLFF
   -------------------------------                  ----------------------------
Name:JAMES AUFDEMBERGE                            Name:H. WARD WOLFF
     -----------------------------                     -------------------------
Date:3/27/98                                      Date:4/1/98
     -----------------------------                     -------------------------


                                       3